NXP Semiconductors Reports First Quarter 2023 Results

EINDHOVEN, The Netherlands, May 1, 2023 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the first quarter, ended April 2, 2023.

“NXP delivered quarterly revenue of $3.12 billion, with all our focus end-markets performing better than anticipated, which resulted in total company revenue above the high end of guidance. Solid first-quarter results, guidance for the second quarter, and our early views into the second half of the year underpin a cautious optimism that NXP is successfully navigating through the cyclical downturn in our consumer-exposed businesses, while we see continued strength in our automotive and core-industrial businesses,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the First Quarter 2023:
•Revenue was $3.12 billion, down 0.5 percent year-on-year;
•GAAP gross margin was 56.7 percent, GAAP operating margin was 26.4 percent and GAAP diluted Net Income per Share was $2.35;
•Non-GAAP gross margin was 58.2 percent, non-GAAP operating margin was 34.8 percent, and non-GAAP diluted Net Income per Share was $3.19;
•Cash flow from operations was $632 million, with net capex investments of $251 million, resulting in non-GAAP free cash flow of $381 million;
•During the first quarter of 2023, NXP paid cash dividends of $219 million. The interim dividend for the first quarter 2023 was paid in cash on April 5, 2023 to shareholders of record as of March 15, 2023;
•Beginning with the first quarter 2023 financial guidance, NXP began to apply an estimated annual tax rate to its GAAP and non-GAAP income before tax;
•On January 4, 2023, NXP announced the i.MX 95 family of applications processors, which delivers high performance safety and security features, developed in compliance with automotive ASIL-B and industrial SIL-2 functional safety standards and including an integrated EdgeLock® secure enclave;
•On January 5, 2023, NXP announced the SAF85xx, the automotive industries first 28nm, single chip RFCMOS radar family for next generation ADAS and autonomous driving systems. The SAF85xx radar family reinforces NXP’s leading radar portfolio, built on more than 15 years of technology leadership;
•On February 17, 2023, NXP was named one of the Top 100 Global Innovators™ 2023 by Clarivate™ for the sixth time. The award identifies organizations at the pinnacle of the global innovation landscape by measuring excellence focused on exceptional consistency and scale in innovativeness;
•On February 22, 2023, NXP announced the EdgeLock SE051H, a single chip secure element designed for Matter, adding to the industry’s broadest portfolio of Matter devices; and
•On March 29, 2023, NXP announced the UCODE® 9xm family of RFID tag solutions, providing high-capacity, flexible memory and industry-leading read/write performance. The UCODE® 9xm family, enables smaller tag antennas, supporting the tagging of smaller objects in supply chain tracking applications.

Summary of Reported First Quarter 2023 ($ millions, unaudited) (1)

	Q1 2023	Q4 2022	Q1 2022	Q - Q	Y - Y
Total Revenue	$3,121	$3,312	$3,136	-6%	—%
GAAP Gross Profit	$1,770	$1,891	$1,777	-6%	—%
Gross Profit Adjustments (i)	$(46)	$(31)	$(30)
Non-GAAP Gross Profit	$1,816	$1,922	$1,807	-6%	—%
GAAP Gross Margin	56.7%	57.1%	56.7%
Non-GAAP Gross Margin	58.2%	58.0%	57.6%
GAAP Operating Income (Loss)	$825	$980	$873	-16%	-5%
Operating Income Adjustments (i)	$(260)	$(228)	$(246)
Non-GAAP Operating Income	$1,085	$1,208	$1,119	-10%	-3%
GAAP Operating Margin	26.4%	29.6%	27.8%
Non-GAAP Operating Margin	34.8%	36.5%	35.7%
GAAP Net Income (Loss) attributable to Stockholders	$615
Net Income Adjustments (i)	$(219)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$834
GAAP diluted Net Income (Loss) per Share	$2.35
Non-GAAP diluted Net Income (Loss) per Share	$3.19

Additional information
	Q1 2023	Q4 2022	Q1 2022	Q - Q	Y - Y
Automotive	$1,828	$1,805	$1,557	1%	17%
Industrial & IoT	$504	$605	$682	-17%	-26%
Mobile	$260	$408	$401	-36%	-35%
Comm. Infra. & Other	$529	$494	$496	7%	7%
DIO	135	116	89
DPO (ii)	68	77	77
DSO	31	26	27
Cash Conversion Cycle	98	65	39
Channel Inventory (months)	1.6	1.6	1.5
Gross Financial Leverage (iii)	2.0x	2.0x	2.3x
Net Financial Leverage (iv)	1.3x	1.3x	1.7x
1.Additional Information for the First Quarter 2023:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.We have reclassified certain amounts related to customer programs previously presented in “Accounts Payable” to “Other current liabilities” to conform to current period presentation. The impact of the reclassification on DPO (decreasing impact) and CCC (increasing impact) was 28 days and 16 days for the fourth quarter of 2022 and first quarter of 2022, respectively.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•Weighted average number of diluted shares for the three-month period ended April 2, 2023 was 261.2 million.

Guidance for the Second Quarter 2023: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,100	$3,200	$3,300		$3,100	$3,200	$3,300
Q-Q	-1%	3%	6%		-1%	3%	6%
Y-Y	-6%	-3%	—%		-6%	-3%	—%
Gross Profit	$1,741	$1,816	$1,891	$(47)	$1,788	$1,863	$1,938
Gross Margin	56.2%	56.8%	57.3%		57.7%	58.2%	58.7%
Operating Income (loss)	$819	$884	$949	$(219)	$1,038	$1,103	$1,168
Operating Margin	26.4%	27.6%	28.8%		33.5%	34.5%	35.4%
Financial Income (expense)	$(73)	$(73)	$(73)	$(4)	$(69)	$(69)	$(69)
Tax rate	16.5%-17.5%				16.0%-17.0%
NCI & Other	$(10)	$(10)	$(10)	$(3)	$(7)	$(7)	$(7)
Shares - diluted	261.2	261.2	261.2		261.2	261.2	261.2
Earnings Per Share - diluted	$2.33	$2.54	$2.75		$3.07	$3.28	$3.49

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(13) million; Share-based Compensation, $(13) million; Other Incidentals, $(21) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(95) million; Share-based Compensation, $(100) million; Restructuring and Other Incidentals, $(24) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(4) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(7) million and Other $(3) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv)

EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, May 2, 2023 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the first quarter 2023 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) brings together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets while delivering solutions that advance a more sustainable future. Built on more than 60 years of combined experience and expertise, the company has approximately 34,500 team members in more than 30 countries and posted revenue of $13.21 billion in 2022. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In case tax laws change, this could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	April 2, 2023	December 31, 2022	April 3, 2022

Revenue	$3,121	$3,312	$3,136
Cost of revenue	(1,351)	(1,421)	(1,359)
Gross profit	1,770	1,891	1,777
Research and development	(577)	(540)	(518)
Selling, general and administrative	(280)	(261)	(251)
Amortization of acquisition-related intangible assets	(85)	(109)	(135)
Total operating expenses	(942)	(910)	(904)
Other income (expense)	(3)	(1)	—
Operating income (loss)	825	980	873
Financial income (expense):
Other financial income (expense)	(82)	(103)	(105)
Income (loss) before income taxes	743	877	768
Benefit (provision) for income taxes	(118)	(137)	(114)
Results relating to equity-accounted investees	(2)	(6)	12
Net income (loss)	623	734	666
Less: Net income (loss) attributable to non-controlling interests	8	12	9
Net income (loss) attributable to stockholders	615	722	657

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.37	$2.78	$2.50
Diluted	$2.35	$2.76	$2.48

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	259,576	259,618	263,089
Diluted	261,210	261,448	265,109

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	April 2, 2023	December 31, 2022	April 3, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,930	$3,845	$2,683
Accounts receivable, net	1,063	960	925
Inventories, net	1,977	1,782	1,311
Other current assets	387	348	356
Total current assets	7,357	6,935	5,275

Non-current assets:
Other non-current assets	2,095	1,942	1,701
Property, plant and equipment, net	3,123	3,105	2,814
Identified intangible assets, net	1,208	1,311	1,577
Goodwill	9,949	9,943	9,954
Total non-current assets	16,375	16,301	16,046

Total assets	23,732	23,236	21,321

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable 1)	1,002	1,185	1,132
Restructuring liabilities-current	27	19	16
Other current liabilities 1)	2,186	2,066	1,697
Short-term debt	998	—	—
Total current liabilities	4,213	3,270	2,845

Non-current liabilities:
Long-term debt	10,169	11,165	10,573
Restructuring liabilities	7	1	14
Deferred tax liabilities	38	45	53
Other non-current liabilities	1,057	1,015	1,076
Total non-current liabilities	11,271	12,226	11,716

Non-controlling interests	299	291	251
Stockholders’ equity	7,949	7,449	6,509
Total equity	8,248	7,740	6,760

Total liabilities and equity	23,732	23,236	21,321

1)
We have reclassified the following amounts related to customer programs previously presented in “Accounts payable” to “Other current liabilities”: $432 million as of December 31, 2022 and $237 million as of April 3, 2022, to conform to current period presentation.

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	April 2, 2023	December 31, 2022	April 3, 2022
Cash flows from operating activities:
Net income (loss)	$623	$734	$666
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	283	302	310
Share-based compensation	99	97	89
Amortization of discount (premium) on debt, net	1	—	1
Amortization of debt issuance costs	2	2	2
Net (gain) loss on sale of assets	—	2	(1)
Results relating to equity-accounted investees	2	6	(12)
(Gain) loss on equity securities, net	1	(2)	(4)
Deferred tax expense (benefit)	(62)	(40)	(33)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(138)	59	(61)
(Increase) decrease in inventories	(196)	(201)	(122)
Increase (decrease) in accounts payable and other liabilities	52	88	266
(Increase) decrease in other non-current assets	(33)	19	(247)
Exchange differences	5	19	—
Other items	(7)	(9)	2
Net cash provided by (used for) operating activities	632	1,076	856

Cash flows from investing activities:
Purchase of identified intangible assets	(42)	(37)	(43)
Capital expenditures on property, plant and equipment	(251)	(233)	(280)
Purchase of equipment leased to others	—	—	(5)
Proceeds from the disposals of property, plant and equipment	—	—	1
Purchase of interests in businesses, net of cash acquired	—	—	(4)
Purchase of investments	(58)	(11)	—
Proceeds from the sale of investments	—	1	—
Proceeds from return of equity investments	—	8	2
Net cash provided by (used for) investing activities	(351)	(272)	(329)

Cash flows from financing activities:
Cash paid for debt issuance costs	—	(1)	(1)
Dividends paid to common stockholders	(219)	(221)	(149)
Proceeds from issuance of common stock through stock plans	33	1	28
Purchase of treasury shares and restricted stock unit withholdings 1)	(11)	(506)	(552)
Other, net	(1)	(1)	—
Net cash provided by (used for) financing activities	(198)	(728)	(674)

Effect of changes in exchange rates on cash positions	2	10	—
Increase (decrease) in cash and cash equivalents	85	86	(147)
Cash and cash equivalents at beginning of period	3,845	3,759	2,830
Cash and cash equivalents at end of period	3,930	3,845	2,683

Net cash paid during the period for:
Interest	54	106	45
Income taxes, net of refunds	294	126	122
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	—	—	1
Book value of these assets	—	(2)	—
Non-cash investing activities:
Non-cash capital expenditures	176	232	246
1) For the quarter ended December 31, 2022, represents cash paid during the quarter, excluding $3 million of unsettled repurchase transactions with a trade date plus two days settlement.

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	April 2, 2023	December 31, 2022	April 3, 2022
Revenue	$3,121	$3,312	$3,136
GAAP Gross Profit	$1,770	$1,891	$1,777
PPA Effects	(13)	(15)	(14)
Restructuring	2	—	—
Share-based compensation	(13)	(12)	(11)
Other incidentals	(22)	(4)	(5)
Non-GAAP Gross Profit	$1,816	$1,922	$1,807
GAAP Gross margin	56.7%	57.1%	56.7%
Non-GAAP Gross margin	58.2%	58.0%	57.6%
GAAP Research and development	$(577)	$(540)	$(518)
Restructuring	(14)	—	1
Share-based compensation	(52)	(49)	(44)
Other incidentals	(1)	(1)	(1)
Non-GAAP Research and development	$(510)	$(490)	$(474)
GAAP Selling, general and administrative	$(280)	$(261)	$(251)
PPA effects	(1)	(1)	(1)
Restructuring	(6)	2	—
Share-based compensation	(34)	(36)	(34)
Other incidentals	(21)	(3)	(2)
Non-GAAP Selling, general and administrative	$(218)	$(223)	$(214)
GAAP amortization of acquisition-related intangible assets	$(85)	$(109)	$(135)
PPA effects	(85)	(109)	(135)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$(3)	$(1)	$—
Other incidentals	—	—	—
Non-GAAP Other income (expense)	$(3)	$(1)	$—
GAAP Operating income (loss)	$825	$980	$873
PPA effects	(99)	(125)	(150)
Restructuring	(18)	2	1
Share-based compensation	(99)	(97)	(89)
Other incidentals	(44)	(8)	(8)
Non-GAAP Operating income (loss)	$1,085	$1,208	$1,119
GAAP Operating margin	26.4%	29.6%	27.8%
Non-GAAP Operating margin	34.8%	36.5%	35.7%
GAAP Financial income (expense)	$(82)	$(103)	$(105)
Foreign exchange gain (loss)	(3)	(8)	(1)
Other financial income (expense)	(3)	—	(1)
Non-GAAP Financial income (expense)	$(76)	$(95)	$(103)
GAAP Income tax benefit (provision)	$(118)
Income tax effect	49
Non-GAAP Income tax benefit (provision)	$(167)
GAAP Results relating to equity-accounted investees	$(2)
Results relating to equity-accounted investees	(2)
Non-GAAP Results relating to equity-accounted investees	$—
GAAP Net income (loss)	$623
Less: Net income (loss) attributable to non-controlling interests	8
GAAP Net income (loss) attributable to stockholders	$615

($ in millions)	Three months ended
	April 2, 2023	December 31, 2022	April 3, 2022
GAAP Net income (loss) attributable to stockholders	$615
PPA Effects	(99)
Restructuring	(18)
Share-based compensation	(99)
Other incidentals	(44)
Other adjustments	41
Non-GAAP Net income (loss) attributable to stockholders	$834

GAAP Diluted earnings per share	$2.35
Non-GAAP Diluted earnings per share	$3.19

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	April 2, 2023	December 31, 2022	April 3, 2022
GAAP Net income (loss)	$623	$734	$666
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	82	103	105
(Benefit) provision for income taxes	118	137	114
Depreciation	160	158	142
Amortization	123	144	168
EBITDA (Non-GAAP)	$1,106	$1,276	$1,195
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	2	6	(12)
Restructuring	18	(2)	(1)
Share-based compensation	99	97	89
Other incidental items 1)	42	8	8
Adjusted EBITDA (Non-GAAP)	$1,267	$1,385	$1,279
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,457	$5,469	$4,576

1) Excluding depreciation/amortization within:
–other incidental items	$2	$—	$—

($ in millions)	Three months ended
	April 2, 2023	December 31, 2022	April 3, 2022
Net cash provided by (used for) operating activities	$632	$1,076	$856
Net capital expenditures on property, plant and equipment	(251)	(233)	(279)
Non-GAAP free cash flow	$381	$843	$577
Trailing twelve month non-GAAP free cash flow	$2,638	$2,834	$2,306
Trailing twelve month non-GAAP free cash flow as percent of Revenue	20%	21%	20%